UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 18, 2013

INSYS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 South Ellis St., Chandler, Arizona	85224
(Address of Principal Executive Offices)	(Zip Code)

(602) 910-2617
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2013, Insys Therapeutics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) for approximately 35,000 square feet of office space in Chandler, Arizona. The Lease has an initial term of seven years and provides the Company with two five year renewal options, which would give the Company access to the facility for up to 17 years.  Base rent during the first year of the Lease is approximately $900,000 plus customary additional charges for insurance, operating expenses and taxes.

The above description of the Lease is qualified by the full terms of the Lease, a copy of which is filed with this Form 8-K at Exhibit 10.1 and is incorporated by reference herein.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above in this current report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013	Insys Therapeutics, Inc.

	By:	/s/ Darryl Baker
Darryl Baker
Chief Financial Officer

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